SLM Student Loan Trust 2004-1 Quarterly Servicing Report
Report Date: 06/30/2005 Reporting Period: 4/1/05-6/30/05

I. Deal Parameters

	Student Loan Portfolio Characteristics		3/31/2005	Activity	06/30/2005

A	i	Portfolio Balance	$1,833,564,128.92	($29,960,374.98)	$1,803,603,753.94
	ii	Interest to be Capitalized	3,955,697.12		4,498,759.91

	iii	Total Pool	$1,837,519,826.04		$1,808,102,513.85

	iv	Specified Reserve Account Balance	4,593,799.57		4,520,256.28

	v	Total Adjusted Pool	$1,842,113,625.61		$1,812,622,770.13

B	i	Weighted Average Coupon (WAC)	4.408%		4.399%
	ii	Weighted Average Remaining Term	272.57		270.92
	iii	Number of Loans	98,331		96,968
	iv	Number of Borrowers	57,503		56,628
	v	Aggregate Outstanding Principal Balance — T-Bill	$84,426,584.54		$80,445,334.01
	vi	Aggregate Outstanding Principal Balance — Commercial Paper	$1,753,093,241.50		$1,727,657,179.84

						% of		% of
	Notes			Spread/Coupon	Balance 4/25/05	O/S Securities*	Balance 7/25/05	O/S Securities*

C	i	A-1 Notes	78442GKQ8	0.040%	$391,839,625.61	21.271%	$362,348,770.13	19.990%
	ii	A-2 Notes	78442GKR6	0.140%	329,000,000.00	17.860%	329,000,000.00	18.150%
	iii	A-3 Notes	78442GKS4	0.210%	478,000,000.00	25.948%	478,000,000.00	26.371%
	iv	A-4 Notes	78442GKT2	0.260%	246,000,000.00	13.354%	246,000,000.00	13.571%
	v	A-5 Notes	78442GKU9	0.320%	168,000,000.00	9.120%	168,000,000.00	9.268%
	vi	A-6 Notes	78442GKW5	3.460%	168,515,000.00	9.148%	168,515,000.00	9.297%
	vii	B Notes	78442GKV7	0.500%	60,759,000.00	3.298%	60,759,000.00	3.352%

	viii	Total Notes			$1,842,113,625.61	100.000%	$1,812,622,770.13	100.000%

*     Percentages may not total 100% due to rounding.

	Reserve Account		04/25/2005	07/25/2005

D	i	Required Reserve Acct Deposit (%)	0.25%	0.25%
	ii	Reserve Acct Initial Deposit ($)	$0.00	$0.00
	iii	Specified Reserve Acct Balance ($)	$4,593,799.57	$4,520,256.28
	iv	Reserve Account Floor Balance ($)	$3,007,834.00	$3,007,834.00
	v	Current Reserve Acct Balance ($)	$4,593,799.57	$4,520,256.28

	Other Accounts		04/25/2005	07/25/2005

E	i	Remarketing Fee Account	$0.00	$0.00
	ii	Capitalized Interest Account	$0.00	$0.00
	iii	Principal Accumulation Account (A-6)	$0.00	$0.00
	iv	Supplemental Interest Account (A-6)	$0.00	$0.00
	v	Investment Premium Purchase Account	$0.00	$0.00
	vi	Investment Reserve Account	$0.00	$0.00

	Asset/Liability		04/25/2005	07/25/2005

F	i	Total Adjusted Pool	$1,842,113,625.61	$1,812,622,770.13
	ii	Total $ equivalent Notes	$1,842,113,625.61	$1,812,622,770.13
	iii	Difference	$0.00	$0.00
	iv	Parity Ratio	1.00000	1.00000

II. 2004-1 Transactions from: 04/01/2005 through: 06/30/2005

A	Student Loan Principal Activity
	i	Regular Principal Collections	$32,433,307.15
	ii	Principal Collections from Guarantor	3,504,048.48
	iii	Principal Reimbursements	0.00
	iv	Other System Adjustments	0.00

	v	Total Principal Collections	$35,937,355.63

B	Student Loan Non-Cash Principal Activity
	i	Other Adjustments	$(32,092.86)
	ii	Capitalized Interest	(5,944,887.79)

	iii	Total Non-Cash Principal Activity	$(5,976,980.65)

C	Total Student Loan Principal Activity		$29,960,374.98

D	Student Loan Interest Activity
	i	Regular Interest Collections	$11,822,149.57
	ii	Interest Claims Received from Guarantors	141,759.71
	iii	Collection Fees/Returned Items	9,861.40
	iv	Late Fee Reimbursements	129,479.79
	v	Interest Reimbursements	6,059.07
	vi	Other System Adjustments	0.00
	vii	Special Allowance Payments	7,010,712.17
	viii	Subsidy Payments	1,205,614.61

	ix	Total Interest Collections	$20,325,636.32

E	Student Loan Non-Cash Interest Activity
	i	Interest Accrual Adjustment	$1,021.09
	ii	Capitalized Interest	5,944,887.79

	iii	Total Non-Cash Interest Adjustments	$5,945,908.88

F	Total Student Loan Interest Activity		$26,271,545.20

G	Non-Reimbursable Losses During Collection Period		$(7.18)

H	Cumulative Non-Reimbursable Losses to Date		$42,930.97

III. 2004-1 Collection Account Activity 04/01/2005 through 06/30/2005

A	Principal Collections
	i	Principal Payments Received	$16,915,790.54
	ii	Consolidation Principal Payments	19,021,565.09
	iii	Reimbursements by Seller	0.00
	iv	Borrower Benefits Reimbursed	0.00
	v	Reimbursements by Servicer	0.00
	vi	Re-purchased Principal	0.00

	vii	Total Principal Collections	$35,937,355.63

B	Interest Collections
	i	Interest Payments Received	$20,053,696.47
	ii	Consolidation Interest Payments	126,539.59
	iii	Reimbursements by Seller	0.26
	iv	Borrower Benefits Reimbursed	0.00
	v	Reimbursements by Servicer	6,058.81
	vi	Re-purchased Interest	0.00
	vii	Collection Fees/Returned Items	9,861.40
	viii	Late Fees	129,479.79

	ix	Total Interest Collections	$20,325,636.32

C	Other Reimbursements		$255,790.86

D	Reserves In Excess of the Requirement		$73,543.29

E	Reset Period Target Amount Excess		$0.00

F	Funds Released from Supplemental Interest Account		$0.00

G	Investment Premium Purchase Account Excess		$0.00

H	Investment Reserve Account Excess		$0.00

I	Interest Rate Cap Proceeds		$0.00

J	Interest Rate Swap Proceeds		$1,457,654.75

K	Administrator Account Investment Income		$0.00

L	Trust Account Investment Income		$345,098.47

M	Funds Released from Capitalized Interest Account		$0.00

	TOTAL AVAILABLE FUNDS		$58,395,079.32

	LESS FUNDS PREVIOUSLY REMITTED:
		Servicing Fees	$(1,523,428.19)
		Consolidation Loan Rebate Fees	$(4,756,880.38)

N	NET AVAILABLE FUNDS		$52,114,770.75

O	Servicing Fees Due for Current Period		$755,293.30

P	Carryover Servicing Fees Due		$0.00

Q	Administration Fees Due		$25,000.00

R	Total Fees Due for Period		$780,293.30

IV. 2004-1 Portfolio Characteristics

	Weighted Avg Coupon		# of Loans		% *		Principal Amount		% *
STATUS	03/31/05	06/30/05	03/31/05	06/30/05	03/31/05	06/30/05	03/31/05	06/30/05	03/31/05	06/30/05
INTERIM:
In School
Current	0.000%	0.000%	0	0	0.000%	0.000%	$0.00	$0.00	0.000%	0.000%

Grace
Current	0.000%	0.000%	0	0	0.000%	0.000%	0.00	0.00	0.000%	0.000%

TOTAL INTERIM	0.000%	0.000%	0	0	0.000%	0.000%	$0.00	$0.00	0.000%	0.000%
REPAYMENT
Active
Current	4.328%	4.315%	68,884	68,141	70.053%	70.272%	$1,173,570,655.55	$1,151,843,924.95	64.005%	63.863%
31-60 Days Delinquent	5.190%	5.030%	2,314	2,651	2.353%	2.734%	39,164,434.15	43,573,308.18	2.136%	2.416%
61-90 Days Delinquent	4.950%	5.360%	1,375	1,245	1.398%	1.284%	23,870,738.29	20,129,116.63	1.302%	1.116%
91-120 Days Delinquent	4.963%	5.210%	639	588	0.650%	0.606%	10,318,479.28	9,274,612.68	0.563%	0.514%
> 120 Days Delinquent	5.500%	5.493%	1,270	1,354	1.292%	1.396%	21,548,999.55	20,538,425.01	1.175%	1.139%

Deferment
Current	4.075%	4.046%	11,488	10,748	11.683%	11.084%	264,425,320.02	254,174,017.80	14.421%	14.093%

Forbearance
Current	4.762%	4.753%	12,209	12,114	12.416%	12.493%	298,525,989.59	301,791,506.38	16.281%	16.733%

TOTAL REPAYMENT	4.406%	4.398%	98,179	96,841	99.845%	99.869%	$1,831,424,616.43	$1,801,324,911.63	99.883%	99.874%
Claims in Process (1)	5.638%	5.612%	152	127	0.155%	0.131%	$2,139,512.49	$2,278,842.31	0.117%	0.126%
Aged Claims Rejected (2)	0.000%	0.000%	0	0	0.000%	0.000%	$0.00	$0.00	0.000%	0.000%
GRAND TOTAL	4.408%	4.399%	98,331	96,968	100.000%	100.000%	$1,833,564,128.92	$1,803,603,753.94	100.000%	100.000%

(1) Claims filed and unpaid; includes claims rejected aged less than 6 months.

(2) Claims rejected (subject to cure) aged 6 months or more; also includes claims deemed incurable pending repurchase.
*     Percentages may not total 100% due to rounding.

V. 2004-1 Various Interest Accruals and Floating Rate Swap Payments

A		Borrower Interest Accrued During Collection Period	$12,385,522.29

B		Interest Subsidy Payments Accrued During Collection Period	755,284.98

C		SAP Payments Accrued During Collection Period	5,531,937.16

D		Investment Earnings Accrued for Collection Period (ALL TRUST ACCOUNTS)	345,098.47

E		Investment Earnings (ADMINISTRATOR ACCOUNTS)	0.00

F		Consolidation Loan Rebate Fees	(4,756,880.38)

G		Net Expected Interest Collections	$14,260,962.52

H		Interest Rate Cap Payments Due to the Trust

			Cap

	i	Cap Notional Amount	$0.00%

	ii	Libor	0.00000%
	iii	Cap %	0.00000%

	iv	Excess Over Cap	0.00000%

	v	Cap Payments Due to the Trust	$0.00

I Interest Rate Swap on Fixed Rate Reset Notes

		Swap Payments
			Lehman Brothers Spec. Fin.
			A-6 Swap Calc

		Notional Swap Amount (USD)	$168,515,000.00

		SLM Student Loan Trust Pays:
		3 Month Libor	3.16063%
		Spread	0.09500%

		Pay Rate	3.25563%
		Gross Swap Payment Due Counterparty	$1,386,795.74
		Days in Period 04/25/05 07/25/05	91

		LBSF Pays:
		Fixed Rate Equal To Respective Reset Note Rate	3.46000%
		Gross Swap Receipt Due Trust	$1,457,654.75
		Days in Period 04/25/05 07/25/05	90

VI. 2004-1 Accrued Interest Factors

		Accrued
		Int Factor	Accrual Period	Rate	Index

A	Class A-1 Interest Rate	0.008090481	4/25/05 - 7/25/05	3.20063%	LIBOR

B	Class A-2 Interest Rate	0.008343259	4/25/05 - 7/25/05	3.30063%	LIBOR

C	Class A-3 Interest Rate	0.008520204	4/25/05 - 7/25/05	3.37063%	LIBOR

D	Class A-4 Interest Rate	0.008646593	4/25/05 - 7/25/05	3.42063%	LIBOR

E	Class A-5 Interest Rate	0.008798259	4/25/05 - 7/25/05	3.48063%	LIBOR

F	Class A-6 Interest Rate	0.008650000	4/25/05 - 7/25/05	3.46000%	FIXED

G	Class B Interest Rate	0.009253259	4/25/05 - 7/25/05	3.66063%	LIBOR

VII. 2004-1 Inputs From Prior Period 03/31/2005

A	Total Student Loan Pool Outstanding
	i	Portfolio Balance	$1,833,564,128.92
	ii	Interest To Be Capitalized	3,955,697.12

	iii	Total Pool	$1,837,519,826.04
	iv	Specified Reserve Account Balance	4,593,799.57

	v	Total Adjusted Pool	$1,842,113,625.61

B	Total Note and Certificate Factor		0.909562669
C	Total Note Balance		$1,842,113,625.61

D	Note Balance 04/25/2005		Class A-1	Class A-2	Class A-3	Class A-4	Class A-5	Class A-6	Class B

	i	Current Factor	0.681460218	1.000000000	1.000000000	1.000000000	1.000000000	1.000000000	1.000000000
	ii	Expected Note Balance	$391,839,625.61	$329,000,000.00	$478,000,000.00	$246,000,000.00	$168,000,000.00	$168,515,000.00	$60,759,000.00

E	Note Principal Shortfall		$0.00	$0.00	$0.00	$0.00	$0.00	$0.00	$0.00
F	Interest Shortfall		$0.00	$0.00	$0.00	$0.00	$0.00	$0.00	$0.00
G	Interest Carryover		$0.00	$0.00	$0.00	$0.00	$0.00	$0.00	$0.00

H	Reserve Account Balance		$4,593,799.57
I	Unpaid Primary Servicing Fees from Prior Month(s)		$0.00
J	Unpaid Administration fees from Prior Quarter(s)		$0.00
K	Unpaid Carryover Servicing Fees from Prior Quarter(s)		$0.00
L	Interest Due on Unpaid Carryover Servicing Fees		$0.00

VIII. 2004-1  Trigger Events

A	Has Stepdown Date Occurred?	N
	The Stepdown Date is the earlier of (1) 7/27/2009 or (2) the first date on which no class A notes remain outstanding.

B	Note Balance Trigger	N

	Class A Percentage	100.00%
	Class B Percentage	0.00%

IX. 2004-1 Other Account Deposits and Reconciliations

A	Reserve Account Reconciliation:
	i	Beginning of Period Balance	$4,593,799.57
	ii	Deposits to correct Shortfall	$0.00

	iii	Total Reserve Account Balance Available	$4,593,799.57
	iv	Required Reserve Account Balance	$4,520,256.28
	v	Shortfall Carried to Next Period	$0.00
	vi	Excess Reserve — Release to Collection Account	$73,543.29

	vii	Ending Reserve Account Balance	$4,520,256.28

B	Capitalized Interest Account Required Amount:
	i	Beginning of Period Balance	$0.00
	ii	Capitalized Interest Release to the Collection Account	$0.00

	iii	Ending Capitalized Interest Account Balance	$0.00

C	Accumulation Account Deposits and Balances:
	i	Class A-6 Accumulation Account Beginning Balance	$0.00
	ii	Deposits for payment on the next reset date	$0.00

	iii	Ending A-6 Accumulation Account Balance	$0.00

D	Supplemental Interest Account Deposits:
	i	Three Month Libor Determined: n/a	n/a
	ii	Investment Rate	n/a

	iii	Difference	n/a
	iv	Class A-6 Supplemental Interest Account Beginning Balance	$0.00
	v	Funds Released into Collection Account	$0.00
	vi	Number of Days Through Next Reset Date	1281

	vii	Class A-6 Supplemental Interest Account Deposit Amount	$0.00

E	Remarketing Fee Account Reconciliation:		A-6

	i	Next Reset Date	01/26/2009
	ii	Reset Period Target Amount	$0.00
	iii	Remarketing Account Required Balance	$0.00
	iv	Remarketing Fee Account Balance (net of investment earnings)	$0.00
	v	Quarterly Funding Amount	$0.00
	vi	Reset Period Target Amount Excess	$0.00

	vii	End of Period Account Balance (net of investment earnings)	$0.00

F	Investment Premium Purchase Account:
	i	Beginning of Period Account Balance	$0.00
	ii	Required Quarterly Deposit	$0.00
	iii	Eligible Investment Purchase Premium Paid	$0.00
	iv	Funds Released into Collection Account	$0.00

	v	End of Period Account Balance	$0.00

G	Investment Reserve Account:
	i	Balance	$0.00
	ii	Requirement	$0.00
	iii	Funds Released into Collection Account	$0.00
	iv	Have there been any downgrades to any eligible investments?	N

X. 2004-1 Waterfall for Distributions

				Remaining
				Funds Balance
A	Total Available Funds ( Section III-N )		$52,114,770.75	$52,114,770.75

B	Primary Servicing Fees-Current Month		$755,293.30	$51,359,477.45

C	Administration Fee		$25,000.00	$51,334,477.45

D	Aggregate Quarterly Funding Amount to Remarketing Fee account		$0.00	$51,334,477.45

E	Noteholder’s Interest Distribution Amounts
	i	Class A-1	$3,170,171.20	$48,164,306.25
	ii	Class A-2	$2,744,932.27	$45,419,373.98
	iii	Class A-3	$4,072,657.33	$41,346,716.65
	iv	Class A-4	$2,127,061.75	$39,219,654.90
	v	Class A-5	$1,478,107.54	$37,741,547.36
	vi	Class A-6	$1,457,654.75	$36,283,892.61
	vii	Aggregate Interest Rate Swap Payments	$1,386,795.74	$34,897,096.87
	viii	Swap Termination Payments	$0.00	$34,897,096.87

		Total	$16,437,380.58

F	Class B Noteholders’ Interest Distribution Amount		$562,218.77	$34,334,878.10

G	Noteholder’s Principal Distribution Amounts Paid (or set aside*)
	i	Class A-1	$29,490,855.48	$4,844,022.62
	ii	Class A-2	$0.00	$4,844,022.62
	iii	Class A-3	$0.00	$4,844,022.62
	iv	Class A-4	$0.00	$4,844,022.62
	v	Class A-5	$0.00	$4,844,022.62
	vi	Class A-6	$0.00	$4,844,022.62

		Total	$29,490,855.48

H	Increase to Supplemental Interest Account		$0.00	$4,844,022.62

I	Investment Reserve Account Required Amount		$0.00	$4,844,022.62

J	Class B Noteholder’s Principal Distribution Amount		$0.00	$4,844,022.62

K	Increase to the Specified Reserve Account		$0.00	$4,844,022.62

L	Investment Premium Purchase Account Deposit		$0.00	$4,844,022.62

M	Carryover Servicing Fees		$0.00	$4,844,022.62

N	Remaining Swap Termination Fees		$0.00	$4,844,022.62

O	Remarketing Costs in Excess of Remarketing Fee Account		$0.00	$4,844,022.62

P	Additional fees owed to 1) the remarketing agents and 2) the administrator		$0.00	$4,844,022.62

	Excess Distribution Certificate Holder		$4,844,022.62	$0.00

*	Amounts allocated to classes of fixed rate reset notes are deposited into their accumulation account for distribution on the next related reset date

XI. 2004-1 Distributions

A	Distribution Amounts				Class A-1	Class A-2	Class A-3	Class A-4	Class A-5	Class A-6	Class B
	i	Quarterly Interest Due			$3,170,171.20	$2,744,932.27	$4,072,657.33	$2,127,061.75	$1,478,107.54	$1,457,654.75	$562,218.77
	ii	Quarterly Interest Paid			3,170,171.20	2,744,932.27	4,072,657.33	2,127,061.75	1,478,107.54	1,457,654.75	562,218.77

	iii	Interest Shortfall			$0.00	$0.00	$0.00	$0.00	$0.00	$0.00	$0.00

	iv	Quarterly Principal Due			$29,490,855.48	$0.00	$0.00	$0.00	$0.00	$0.00	$0.00
	v	Quarterly Principal Paid			29,490,855.48	0.00	0.00	0.00	0.00	0.00	0.00

	vi	Quarterly Principal Shortfall			$0.00	$0.00	$0.00	$0.00	$0.00	$0.00	$0.00

	vii	Total Distribution Amount			$32,661,026.68	$2,744,932.27	$4,072,657.33	$2,127,061.75	$1,478,107.54	$1,457,654.75	$562,218.77

B	Principal Distribution Reconciliation
	i	Notes Outstanding Principal Balance 06/30/2005			$1,842,113,625.61
	ii	Adjusted Pool Balance 06/30/2005			1,812,622,770.13

	iii	Adjusted Pool Exceeding Notes Balance (i-ii)			$29,490,855.48

	iv	Adjusted Pool Balance 03/31/2005			$1,842,113,625.61
	v	Adjusted Pool Balance 06/30/2005			1,812,622,770.13

	vi	Current Principal Due (iv-v)			$29,490,855.48
	vii	Principal Shortfall from Previous Collection Period			0.00

	viii	Principal Distribution Amount (vi + vii)			$29,490,855.48

	ix	Principal Distribution Amount Paid			$29,490,855.48

	x	Principal Shortfall (viii - ix)			$0.00

C		Total Principal Distribution			$29,490,855.48
D		Total Interest Distribution			15,612,803.61

E		Total Cash Distributions			$45,103,659.09

F	Note Balances			04/25/2005	Payment Factor	07/25/2005
	i	A-1 Note Balance	78442GKQ8	$391,839,625.61		$362,348,770.13
		A-1 Note Pool Factor		0.681460218	0.051288444	0.630171774

	ii	A-2 Note Balance	78442GKR6	$329,000,000.00		$329,000,000.00
		A-2 Note Pool Factor		1.000000000	0.000000000	1.000000000

	iii	A-3 Note Balance	78442GKS4	$478,000,000.00		$478,000,000.00
		A-3 Note Pool Factor		1.000000000	0.000000000	1.000000000

	iv	A-4 Note Balance	78442GKT2	$246,000,000.00		$246,000,000.00
		A-4 Note Pool Factor		1.000000000	0.000000000	1.000000000

	v	A-5 Note Balance	78442GKU9	$168,000,000.00		$168,000,000.00
		A-5 Note Pool Factor		1.000000000	0.000000000	1.000000000

	vi	A-6 Note Balance	78442GKW5	$168,515,000.00		$168,515,000.00
		A-6 Note Pool Factor		1.000000000	0.000000000	1.000000000

	vii	A-B Note Balance	78442GKV7	$60,759,000.00		$60,759,000.00
		A-B Note Pool Factor		1.000000000	0.000000000	1.000000000

XII. 2004-1 Historical Pool Information

					2004
			4/1/05-6/30/05	1/1/05-3/31/05	1/6/03-12/31/04

Beginning Student Loan Portfolio Balance			$1,833,564,128.92	$1,859,076,916.46	$2,002,615,285.46

	Student Loan Principal Activity
	i	Regular Principal Collections	$32,433,307.15	$27,155,154.20	$108,441,418.89
	ii	Principal Collections from Guarantor	3,504,048.48	5,455,967.64	$8,472,354.30
	iii	Principal Reimbursements	—	(430.12)	$52,972,583.11
	iv	Other System Adjustments	0.00	0.00	$0.00

	v	Total Principal Collections	$35,937,355.63	$32,610,691.72	$169,886,356.30
	Student Loan Non-Cash Principal Activity
	i	Other Adjustments	$(32,092.86)	$33,530.37	$29,726.04
	ii	Capitalized Interest	(5,944,887.79)	(7,131,434.55)	$(26,377,713.34)

	iii	Total Non-Cash Principal Activity	$(5,976,980.65)	$(7,097,904.18)	$(26,347,987.30)

(-)	Total Student Loan Principal Activity		$29,960,374.98	$25,512,787.54	$143,538,369.00

	Student Loan Interest Activity
	i	Regular Interest Collections	$11,822,149.57	$12,126,744.88	$51,156,205.14
	ii	Interest Claims Received from Guarantors	141,759.71	252,263.70	$304,200.47
	iii	Collection Fees/Returned Items	9,861.40	12,059.37	$25,715.23
	iv	Late Fee Reimbursements	129,479.79	147,496.42	$533,277.10
	v	Interest Reimbursements	6,059.07	8,791.13	$238,017.18
	vi	Other System Adjustments	0.00	0.00	$0.00
	vii	Special Allowance Payments	7,010,712.17	4,090,187.45	$4,556,470.22
	viii	Subsidy Payments	1,205,614.61	1,240,091.09	$3,732,838.42

	ix	Total Interest Collections	$20,325,636.32	$17,877,634.04	$60,546,723.76

	Student Loan Non-Cash Interest Activity
	i	Interest Accrual Adjustment	$1,021.09	$173.12	$(1,003.07)
	ii	Capitalized Interest	5,944,887.79	7,131,434.55	$26,377,713.34

	iii	Total Non-Cash Interest Adjustments	$5,945,908.88	$7,131,607.67	$26,376,710.27

	Total Student Loan Interest Activity		$26,271,545.20	$25,009,241.71	$86,923,434.03

(=)	Ending Student Loan Portfolio Balance		$1,803,603,753.94	$1,833,564,128.92	$1,859,076,916.46
(+)	Interest to be Capitalized		$4,498,759.91	$3,955,697.12	$4,291,056.75

(=)	TOTAL POOL		$1,808,102,513.85	$1,837,519,826.04	$1,863,367,973.21

(+)	Reserve Account Balance		$4,520,256.28	$4,593,799.57	$4,658,419.93

(=)	Total Adjusted Pool		$1,812,622,770.13	$1,842,113,625.61	$1,868,026,393.14

XIII. 2004-1 Payment History and CPRs

Distribution	Actual	Since Issued
Date	Pool Balances	CPR *

Apr-04	$1,944,008,479	10.94%

Jul-04	$1,924,232,546	7.03%

Oct-04	$1,889,505,526	6.60%

Jan-05	$1,863,367,973	5.90%

Apr-05	$1,808,102,514	5.40%

Jul-05	$1,808,102,514	5.20%

* “Since Issued CPR” is based on the current period’s ending pool balance calculated against the original pool balance and assuming cutoff date pool data.